Exhibit 99.1
Earnings Release
INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR-TO-DATE ENDED JANUARY 31, 2014
Minot, ND – March 12, 2014 – Investors Real Estate Trust (NYSE: IRET) reported financial and operating results today for the quarter and year-to-date ended January 31, 2014.
During the three month period ended January 31, 2014, IRET's revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall and on a per share and unit basis increased for the three month period ended January 31, 2014 compared to the same period of the prior fiscal year. Net income available to common shareholders decreased from the year-earlier period.
For the three month period ended January 31, 2014, as compared to the same period of the prior fiscal year:
•	Revenues increased to $67.6 million from $63.1 million.
•
Total expenses increased by approximately $7.6 million, or 17.4%, in the three months ended January 31, 2014 compared to the three months ended January 31, 2013, from $43.6 million to $51.1 million. This increase was primarily due to impairment expense of $4.8 million recognized during the third quarter of fiscal year 2014.

•
FFO increased to $22.7 million on approximately 128,027,000 weighted average shares and units outstanding, from $18.5 million on approximately 115,207,000 weighted average shares and units outstanding ($.17 per share and unit compared to $.16 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $624,000 compared to $2.4 million in the same period of the prior fiscal year.

During the nine month period ended January 31, 2014, IRET's revenues increased from the year-earlier period. FFO overall increased and on a per share and unit basis decreased for the nine month period ended January 31, 2014 compared to the same period of the prior fiscal year. Net income available to common shareholders decreased from the year-earlier period.
For the nine month period ended January 31, 2014, as compared to the same period of the prior fiscal year:
•	Revenues increased to $198.5 million from $183.9 million.
•	Total expenses increased by approximately $19.4 million, or 15.2%, in the nine months ended January 31, 2014 compared to the nine months ended January 31, 2013, from $127.5 million to $146.9 million.
•
FFO increased to $62.4 million on approximately 126,302,000 weighted average shares and units outstanding, from $56.8 million on approximately 113,358,000 weighted average shares and units outstanding ($.49 per share and unit compared to $.50 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $6.7 million compared to $9.2 million in the same period of the prior fiscal year.

Significant Events and Transactions during the third quarter of fiscal year 2014:
•	The previously-announced resignations from the Company's Board of Trustees of W. David Scott and John Reed, and the election of Terrance P. Maxwell to the Board of Trustees.
•
The substantial completion of two development projects placed in service during the quarter:  the 132-unit Cypress Court multi-family residential property in St. Cloud, Minnesota, owned by a joint venture entity in which the Company has an approximately 86% interest, and the 146-unit River Ridge multi-family residential property in Bismarck, North Dakota.

•	The sale of two multi-family residential properties, three commercial industrial properties and two commercial retail properties for a total sales price of $11.7 million.
•
The entrance into an Amended and Restated Loan Agreement with First International Bank & Trust, a North Dakota state bank, as lender, under which First International has agreed to provide a revolving credit facility with a commitment amount at the time of close of $72 million. At the discretion of First International, the total commitment available under the credit facility may be increased to $75 million. The Loan Agreement amends and restates IRET Properties' previous secured line of credit with First International and participant banks.

IRET's President and Chief Executive Officer, Timothy Mihalick, commented, "IRET continued to make progress on its development projects during the third quarter of fiscal year 2014, with our 146-unit River Ridge apartment property in Bismarck, North Dakota and the 132-unit Cypress Court apartments in St. Cloud, Minnesota, placed in service. Both projects experienced strong leasing demand on opening.  We also continued with our planned dispositions of non-core properties, closing in the third quarter on the sale of two multi-family residential properties, three industrial properties and two retail properties for a total sales price of $11.7 million. Subsequent to the end of the quarter, we completed a strategic planning process, presenting to our Board of Trustees a strategic plan which we expect to drive change over the next several years. Under this strategic plan, we intend to continue our focus on identifying for disposition properties whose location, age, or need for significant tenant improvements or capital expenditures suggest that our investment may be better deployed elsewhere. We also plan to direct new investments primarily toward our healthcare (in particular, senior housing) and multi-family residential segments. We believe this strategic plan will help us create a strong foundation for growth in the long term."

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1    The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis."  In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.
i

Operating Results
Net Operating Income (NOI)2 from all properties increased by approximately $5.5 million  or 14.5%, during the three month period ended January 31, 2014, compared to the same period one year ago. Non-stabilized properties accounted for $2.8 million of the increase while stabilized properties3 increased by $2.6 million.
Third quarter NOI stabilized results were positively impacted by sustained high occupancy in our multi-family residential segment, which allowed for selective increases in rental rates, and by a real estate tax credit in North Dakota. As compared to prior quarters, occupancy increased in the commercial office and commercial healthcare segments, and percentage rents increased in our commercial healthcare segment.  Non-stabilized comparative NOI results were impacted in the third quarter by a gain on involuntary conversion from a fire loss of $1.5 million, with no gain on involuntary conversion in the same period of the prior fiscal year.
NOI from all properties increased by $9.0 million, or 8.0%, during the nine month period ended January 31, 2014, compared to the same period one year ago. Non-stabilized properties accounted for $5.0 million of the increase while stabilized properties added $4.1 million.
Even with the exclusion of the $2.5 million positive impact on NOI due to the gain on involuntary conversion recorded in the first and third quarters of fiscal year 2014, our non-stabilized portfolio is providing positive NOI growth, primarily driven by development projects being placed in service in the nine months ended January 31, 2014. These developments are continuing to achieve strong lease up on delivery to the market.  Stabilized NOI increased as compared to the prior periods, primarily due to continued strength in occupancy in our multifamily segment, which allows for rental rate increases, and to increased occupancy and overall improved operating results in our commercial office and commercial healthcare segments. Higher occupancy in these segments provides for greater reimbursement of operating expenses. Detail on NOI by segment is provided in the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2014.
Physical occupancy as of January 31, 2014 compared to January 31, 2013 increased in two of our five reportable segments (commercial office and commercial healthcare), decreasing in our multi-family residential, commercial industrial and commercial retail segments, on a stabilized basis and an all-property basis. The decrease of 7.6% in physical occupancy in our commercial industrial segment was due to the expiration of a single lease for 147,600 square feet at our Eagan, Minnesota property in the fourth quarter of fiscal year 2013.  At January 31, 2014 our stabilized industrial commercial segment was comprised of six properties, five of which were 100% occupied and the Eagan, Minnesota property which was approximately 15% occupied. Physical occupancy represents the actual number of units or square footage leased divided by the total number of units or square footage at the end of the period.
Physical Occupancy Levels on a Stabilized Property and All Property Basis:
	Stabilized Properties(a)		All Properties
	As of January 31,		As of January 31,
Segments	Fiscal 2014	Fiscal 2013	Fiscal 2014	Fiscal 2013
Multi-Family Residential	93.5%	94.5%	91.8%	93.5%
Commercial Office	80.4%	78.9%	80.4%	78.9%
Commercial Healthcare	96.4%	94.9%	96.5%	94.8%
Commercial Industrial	85.6%	93.2%	86.2%	94.4%
Commercial Retail	86.9%	88.3%	86.9%	88.3%

a.	Non-stabilized properties consist of the following properties (re-development and in-service development properties are listed in bold type):
FY2014 -	Multi-Family Residential -
Alps Park, Rapid City, SD; Chateau I, Minot, ND; Colonial Villa, Burnsville, MN; Colony, Lincoln, NE; Cypress Court, St. Cloud, MN; First Avenue, Minot, ND; Lakeside Village, Lincoln, NE; Landing at Southgate, Minot, ND; Pinecone Villas, Sartell, MN; Ponds at Heritage Place, Sartell, MN; Quarry Ridge II, Rochester, MN; River Ridge, Bismarck, ND; Southpoint, Grand Forks, ND; Villa West, Topeka, KS; Whispering Ridge, Omaha, NE and Williston Garden, Williston, ND.
Total number of units, 2,315.

	Commercial Healthcare -	Jamestown Medical Office Building, Jamestown, ND and Legends at Heritage Place, Sartell, MN. Total rentable square footage, 143,396.
	Commercial Industrial -	Minot IPS, Minot, ND and Stone Container, Roseville, MN. Total rentable square footage, 45,448.
	Commercial Retail -	Arrowhead First International Bank, Minot, ND. Total rentable square footage, 3,702.

FY2013 -	Multi-Family Residential -
Chateau I, Minot, ND; Colonial Villa, Burnsville, MN; Colony, Lincoln, NE; Lakeside Village, Lincoln, NE; Ponds at Heritage, Sartell, MN; Quarry Ridge II, Rochester, MN; Villa West, Topeka, KS and Williston Garden, Williston, ND.
Total number of units, 1,382.

	Commercial Healthcare -	Jamestown Medical Office Building, Jamestown, ND. Total rentable square footage, 45,222.
	Commercial Industrial -	Minot IPS, Minot, ND and Stone Container, Roseville, MN. Total rentable square footage, 256,639.
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2	We measure the performance of our segments based on NOI, which we define as total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance, property management expenses and other property expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
3	Stabilized properties are properties owned or in service for the entirety of the periods being compared, and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for commercial office, healthcare, industrial and retail properties.

Acquisitions, Development Projects Place in Service and Dispositions
During the third quarter of fiscal year 2014, the Company closed on its acquisition of:
•	an approximately 3.4-acre parcel of vacant land in Fruitland, Idaho, acquired for possible future development, for a purchase price of $335,000, paid in cash.
During the third quarter of fiscal year 2014, the Company placed in service the 132-unit Cypress Court multi-family residential property in St. Cloud, Minnesota, owned by a joint venture entity in which the Company has an approximately 86% interest and the 146-unit River Ridge multi-family residential property in Bismarck, North Dakota. During the third quarter of fiscal year 2014, the Company sold two multi-family residential properties, three commercial industrial properties and two commercial retail properties for a total sales price of $11.7 million.
Shareholder Equity, Distributions and Capital Structure
As of January 31, 2014, IRET had a total capitalization of $2.3 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company's outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company's sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company's preferred shares and the outstanding principal balance of the consolidated debt of the Company.
On January 15, 2014, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET's 171st consecutive distribution. IRET also paid, on December 31, 2013, a quarterly distribution of $0.5156 per share on its Series A preferred shares and a quarterly distribution of $0.4968 per share on its Series B preferred shares.
Distribution Declared.  Subsequent to the end of the third quarter of fiscal year 2014, on March 4, 2014, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable April 1, 2014 to common shareholders and unitholders of record on March 17, 2014. Also on March 4, 2014, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable March 31, 2014 to Series A preferred shareholders of record on March 17, 2014, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable March 31, 2014 to Series B preferred shareholders of record on March 17, 2014.
Conference Call Information
The Conference Call for 3rd Quarter Earnings is scheduled for Thursday, March 13, 2014 at 9:00 A.M. Central Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:
USA Toll Free Number: 1-888-317-6016
International Toll Free Number: 1-412-317-6016
Canada Toll Free Number: 1-855-669-9657
A webcast and transcript of the call will be archived on the "Investors/ Presentations & Events/Presentations" page of IRET's website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.
About IRET
IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 92 multi-family residential properties with 10,725 apartment units; and 65 commercial office properties, 66 commercial healthcare properties (including senior housing), 8 commercial industrial properties and 26 commercial retail properties with a total of approximately 10.4 million square feet of leasable space.  IRET common shares, Series A preferred shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET, IRETPR and IRETPRB, respectively). IRET's press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.
Certain statements in this earnings release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2013 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	January 31, 2014	April 30, 2013
ASSETS
Real estate investments
Property owned	$2,042,290	$2,032,970
Less accumulated depreciation	(439,233)	(420,421)
	1,603,057	1,612,549
Development in progress	89,086	46,782
Unimproved land	21,498	21,503
Total real estate investments	1,713,641	1,680,834
Cash and cash equivalents	53,494	94,133
Other investments	643	639
Receivable arising from straight-lining of rents, net of allowance of $783 and $830, respectively	27,026	26,354
Accounts receivable, net of allowance of $260 and $563, respectively	15,540	4,534
Real estate deposits	3,502	196
Prepaid and other assets	8,197	5,124
Intangible assets, net of accumulated amortization of $22,703 and $27,708, respectively	34,008	40,457
Tax, insurance, and other escrow	24,550	12,569
Property and equipment, net of accumulated depreciation of $1,938 and $1,673, respectively	1,719	1,221
Goodwill	1,100	1,106
Deferred charges and leasing costs, net of accumulated amortization of $20,051 and $18,714, respectively	21,138	22,387
TOTAL ASSETS	$1,904,558	$1,889,554

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$54,337	$50,797
Revolving line of credit	22,500	10,000
Mortgages payable	1,008,524	1,049,206
Other	47,767	18,170
TOTAL LIABILITIES	1,133,128	1,128,173
COMMITMENTS AND CONTINGENCIES
EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at January 31, 2014 and April 30, 2013, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at January 31, 2014 and April 30, 2013, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 106,937,304 shares issued and outstanding at January 31, 2014, and 101,487,976 shares issued and outstanding at April 30, 2013)	829,816	784,454
Accumulated distributions in excess of net income	(344,294)	(310,341)
Total Investors Real Estate Trust shareholders' equity	624,196	612,787
Noncontrolling interests – Operating Partnership (21,799,285 units at January 31, 2014 and 21,635,127 units at April 30, 2013)	117,803	122,539
Noncontrolling interests – consolidated real estate entities	29,431	26,055
Total equity	771,430	761,381
TOTAL LIABILITIES AND EQUITY	$1,904,558	$1,889,554

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and nine months ended January 31, 2014 and 2013

	(in thousands, except per share data)
	Three Months Ended January 31		Nine Months Ended January 31
	2014	2013	2014	2013
REVENUE
Real estate rentals	$56,156	$51,973	$164,256	$152,042
Tenant reimbursement	11,473	11,107	34,243	31,832
TOTAL REVENUE	67,629	63,080	198,499	183,874
EXPENSES
Depreciation/amortization related to real estate investments	16,733	14,754	51,156	44,273
Utilities	5,042	4,655	15,173	13,568
Maintenance	7,828	7,454	22,719	20,895
Real estate taxes	7,679	8,190	24,415	23,782
Insurance	1,190	1,025	3,904	2,798
Property management expenses	4,064	3,824	12,383	11,293
Other property expenses	124	200	304	766
Administrative expenses	2,479	2,092	7,313	5,970
Advisory and trustee services	183	153	629	432
Other expenses	273	464	1,630	1,496
Amortization related to non-real estate investments	756	739	2,500	2,232
Impairment of real estate investments	4,798	0	4,798	0
TOTAL EXPENSES	51,149	43,550	146,924	127,505
Gain on involuntary conversion	1,514	0	2,480	2,263
Operating income	17,994	19,530	54,055	58,632
Interest expense	(15,130)	(15,197)	(44,525)	(46,554)
Interest income	573	70	1,346	176
Other income	167	185	256	424
Income from continuing operations	3,604	4,588	11,132	12,678
Income from discontinued operations	465	1,565	6,450	5,481
NET INCOME	4,069	6,153	17,582	18,159
Net income attributable to noncontrolling interests – Operating Partnership	(130)	(556)	(1,406)	(2,097)
Net income attributable to noncontrolling interests – consolidated real estate entities	(436)	(273)	(808)	(547)
Net income attributable to Investors Real Estate Trust	3,503	5,324	15,368	15,515
Dividends to preferred shareholders	(2,879)	(2,879)	(8,636)	(6,350)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$624	$2,445	$6,732	$9,165
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$.00	$.01	$.01	$.05
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.00	.02	.05	.05
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.00	$.03	$.06	$.10
DIVIDENDS PER COMMON SHARE	$.1300	$.1300	$.3900	$.3900

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and nine months ended January 31, 2014 and 2013

Three Months Ended January 31,	(in thousands, except per share amounts)
	2014			2013
	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$3,503			$5,324
Less dividends to preferred shareholders	(2,879)			(2,879)
Net income available to common shareholders	624	106,208	$0.00	2,445	93,794	$0.03
Adjustments:
Noncontrolling interest – Operating Partnership	130	21,819		556	21,413
Depreciation and amortization(1)	17,546			16,263
Impairment of real estate investments	4,798			0
Gain on depreciable property sales	(358)			(772)
Funds from operations applicable to common shares and Units	$22,740	128,027	$0.17	$18,492	115,207	$0.16

Nine Months Ended January 31,	(in thousands, except per share amounts)
	2014			2013
	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$15,368			$15,515
Less dividends to preferred shareholders	(8,636)			(6,350)
Net income available to common shareholders	6,732	104,472	$0.06	9,165	92,260	$0.10
Adjustments:
Noncontrolling interest – Operating Partnership	1,406	21,830		2,097	21,098
Depreciation and amortization(4)	54,591			48,971
Impairment of real estate investments	6,658			0
Gain on depreciable property sales	(6,999)			(3,452)
Funds from operations applicable to common shares and Units	$62,388	126,302	$0.49	$56,781	113,358	$0.50
(1)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $17,489 and $15,493, and depreciation/amortization from Discontinued Operations of $77 and $807, less corporate-related depreciation and amortization on office equipment and other assets of $20 and $37, for the three months ended January 31, 2014 and 2013, respectively.
(2)	UPREIT Units of the Operating Partnership are exchangeable for cash, or, at the Company's discretion, for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $53,656 and $46,505, and depreciation/amortization from Discontinued Operations of $1,010 and $2,637, less corporate-related depreciation and amortization on office equipment and other assets of $75 and $171 for the nine months ended January 31, 2014 and 2013, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and nine months ended January 31, 2014 and 2013

Three Months Ended January 31, 2014	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$25,848	$19,394	$17,242	$1,664	$3,481	$67,629
Real estate expenses	10,998	9,037	4,120	493	1,279	25,927
Gain on involuntary conversion	1,514	0	0	0	0	1,514
Net operating income	$16,364	$10,357	$13,122	$1,171	$2,202	43,216
Depreciation/amortization						(17,489)
Administrative, advisory and trustee services						(2,662)
Impairment of real estate investments						(4,798)
Other expenses						(273)
Interest expense						(15,130)
Interest and other income						740
Income from continuing operations						3,604
Income from discontinued operations						465
Net income						$4,069

Three Months Ended January 31, 2013	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$22,859	$19,046	$15,952	$1,738	$3,485	$63,080
Real estate expenses	10,208	9,270	4,128	492	1,250	25,348
Net operating income	$12,651	$9,776	$11,824	$1,246	$2,235	37,732
Depreciation/amortization						(15,493)
Administrative, advisory and trustee services						(2,245)
Other expenses						(464)
Interest expense						(15,197)
Interest and other income						255
Income from continuing operations						4,588
Income from discontinued operations						1,565
Net income						$6,153

Nine Months Ended January 31, 2014	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$75,659	$58,075	$49,340	$5,273	$10,152	$198,499
Real estate expenses	33,006	28,315	12,534	1,447	3,596	78,898
Gain on involuntary conversion	2,480	0	0	0	0	2,480
Net operating income	$45,133	$29,760	$36,806	$3,826	$6,556	122,081
Depreciation/amortization						(53,656)
Administrative, advisory and trustee services						(7,942)
Impairment of real estate investments						(4,798)
Other expenses						(1,630)
Interest expense						(44,525)
Interest and other income						1,602
Income from continuing operations						11,132
Income from discontinued operations						6,450
Net income						$17,582

Nine Months Ended January 31, 2013	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$66,758	$56,214	$46,286	$4,704	$9,912	$183,874
Real estate expenses	28,284	27,591	12,387	1,350	3,490	73,102
Gain on involuntary conversion	2,263	0	0	0	0	2,263
Net operating income	$40,737	$28,623	$33,899	$3,354	$6,422	113,035
Depreciation/amortization						(46,505)
Administrative, advisory and trustee services						(6,402)
Other expenses						(1,496)
Interest expense						(46,554)
Interest and other income						600
Income from continuing operations						12,678
Income from discontinued operations						5,481
Net income						$18,159